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                                                             Exhibit 5 & 23(ii)



                              Debevoise & Plimpton
                                875 Third Avenue
                           New York, New York  10022
                                 (212) 909-6000

                                                                August 28, 1995

American Standard Companies Inc.
One Centennial Avenue
P.O. Box 6820
Piscataway, New Jersey  08855-6820

                        American Standard Companies Inc.
                       Registration Statement on Form S-3

Dear Sirs:

        We have acted as counsel to American Standard Companies Inc., a Delaware corporation (the "Registrant"), in connection with a Registration Statement on Form S-3 (File No. 33-61651) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to (a) 17,500,000 shares (the "Firm Shares") of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), being offered by the Selling Stockholders referred to in the Registration Statement and (b) up to an additional 2,625,000 shares of Common Stock that may be sold by one of the Selling Stockholders (the "Option Shares") pursuant to the exercise of the underwriters' over-allotment options (such Option Shares, together with the Firm Shares, the "Selling Stockholders Shares").

        In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to

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American Standard                      2                        August 28, 1995
  Companies Inc.


our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        We are of the opinion that the Selling Stockholders Shares are duly authorized, validly issued, fully paid and non-assessable under the laws of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,


                                       /s/ Debevoise & Plimpton